UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: June 23, 2015

(Date of earliest event reported): June 17, 2015

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

   (336) 379-6299

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2015, David L. Wax, a member of the board of directors (the “Board”) of International Textile Group, Inc. (the “Company”) since 2006, tendered his resignation from such position.

The Company expresses its gratitude to Mr. Wax for his long service and many contributions to the Company.

The Board has appointed Su Yeo, a principal at W.L. Ross & Co. LLC (“WLR”), affiliates of which hold a substantial majority of the Company’s stock, as a member of the Board, including as a member of the Audit Committee to replace Mr. Wax. Ms. Yeo is an experienced and versatile financial services executive with over 18 years experience in principal investing, debt restructuring and investment banking roles. The Company believes her experiences and skills will benefit the Board’s discussions related to financing, international and strategic opportunities. Ms. Yeo will be entitled to the same compensation for her service as a director as other individuals affiliated with WLR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President, General Counsel and Secretary

Date: June 23, 2015

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